UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2009

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2009, the Compensation Committee of the board of directors held its annual review of executive compensation. In recognition of managements’ performance, leadership in executing the Company’s business plan and based upon competitive compensation data, the Compensation Committee approved bonuses for 2008 performance, increased base salaries for 2009, and awarded restricted stock and option grants under our 2004 Employee Incentive Plan. The stock option and restricted stock awards will vest in three equal annual installments on each anniversary of the date of grant. The exercise price for the stock options will be equal to the closing market price of our common stock on the New York Stock Exchange on March 2, 2009. Information for the awards made to the Company’s principal executive officer, principal financial officer, and for the other named executive officer as required pursuant to this item are set forth in the table below.

Officer	Title	2009 Salary	Annual Bonus	Shares Underlying Stock Options	Restricted Stock
Floyd C. Wilson	CEO, President and Chairman of the Board	$965,000	$2,000,000	185,000	70,000
Richard K. Stoneburner	Executive Vice President, Chief Operating Officer	$450,000	$1,000,000	87,000	33,000
Larry L. Helm	Executive Vice President, Finance and Administration	$375,000	$700,000	73,000	28,000
Mark J. Mize	Executive Vice President, Chief Financial Officer and Treasurer	$350,000	$600,000	73,000	28,000
Steve W. Herod	Executive Vice President, Corporate Development	$350,000	$650,000	73,000	28,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By:	/s/ C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

Date: February 26, 2009